EXHIBIT (10)T

NAMED EXECUTIVE OFFICER

SALARY, STOCK OPTIONS AND BONUS TABLE

NEO Table

The table below sets forth (i) base salaries established for the 2005 fiscal year for the individuals who served as the Company’s Chief Executive Officer during 2004 (Allan L. Schuman was CEO from January 1, 2004 to June 30, 2004, and Douglas M. Baker, Jr. from July 1, 2004 to December 31, 2004) and the next four most-highly compensated executive officers who were serving in those capacities at December 31, 2004 (the “NEOs”); (ii) stock options granted for the 2005 fiscal year for the NEOs, which are listed in the table as 2004 grants; and (iii) bonuses paid to the NEOs for the 2004 fiscal year.  Although the reload feature was eliminated for option grants subsequent to 2002, certain past grants provided for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company.  The reload option (i) is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, (ii) has an exercise price equal to the fair market value of the Company’s Common Stock on the reload grant date, and (iii) is immediately exercisable at any time during the remaining exercise term of the original stock option.

	Salary			Option Grant				Bonus
Name and Principal Position	Year	Amount		Year	Initial		Reloads	Year	Amount
Allan L. Schuman, Chairman of the Board and retired Chief Executive Officer	2005	$500,000	(1)	2004	310,000	(1)	711,162	2004	$1,500,000	(1)
	2004	$1,000,000		2003	650,000		0	2003	$1,662,500
	2003	$1,000,000		2002	640,000		0	2002	$1,500,000
Douglas M. Baker, Jr., President and Chief Executive Officer	2005	$700,000		2004	314,000		0	2004	$850,000
	2004	$625,000		2003	220,000		0	2003	$400,000
	2003	$475,000		2002	220,000		0	2002	$400,000
John P. Spooner, President — International	2005	$485,000		2004	0		0	2004	$400,000
	2004	$485,000		2003	100,000		0	2003	$330,000
	2003	$470,000		2002	100,000		0	2002	$402,000
Stephen D. Newlin, President — Industrial Sector	2005	$475,000		2004	54,100		0	2004	$375,000
	2004	$457,000		2003	100,000		0	2003	$112,500
	2003	$225,000		2002	N/A		N/A	2002	N/A
Steven L. Fritze, Executive Vice President and Chief Financial Officer	2005	$380,000		2004	88,200		0	2004	$371,000
	2004	$345,500		2003	100,000		0	2003	$250,000
	2003	$320,000		2002	140,000		0	2002	$258,200
Lawrence T. Bell, Senior Vice President, General Counsel and Secretary	2005	$330,000		2004	54,100		0	2004	$307,500
	2004	$315,000		2003	70,000		0	2003	$202,800
	2003	$300,000		2002	117,000		0	2002	$228,600

(1) Amount of compensation established pursuant to the terms of transition arrangements dated February 28, 2004 between the Company and Mr. Schuman relating to Mr. Schuman’s retirement on December 31, 2004.